UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

CACI International Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 N. Glebe Road Arlington, Virginia		22201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 841-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐.

Item 1.01  Entry into a Material Definitive Agreement.

On December 28, 2018, CACI, Inc. – Federal, a wholly-owned subsidiary of CACI International Inc (the “Company”), and certain of its subsidiaries (the “Sellers”) entered into a Master Accounts Receivable Purchase Agreement (the “Purchase Agreement”), among the Sellers, the Company, MUFG Bank, Ltd., as administrative agent (the “Agent”), and certain purchasers party thereto.

The Purchase Agreement establishes a committed, one-year facility (the “Facility”) that provides for up to $200 million (the “Facility Limit”) in funding based on the availability of eligible receivables and the satisfaction of certain conditions. The Facility Limit may be reduced or increased from time to time pursuant to the terms of the Purchase Agreement. In connection with the Facility, the Company entered into a Performance Undertaking (the “Performance Undertaking”) in favor of the Agent that guarantees the obligations of the Sellers under the Purchase Agreement.

Under the Facility, the Sellers will sell certain designated eligible receivables, including both receivables that have already been billed under an invoice and also certain unbilled receivables arising from contracts where the Sellers have performed work under a “cost plus fixed fee,” “time and materials,” or “cost plus award or incentive fee” contract, although the Sellers will not be permitted to sell unbilled receivables related to any award or incentive fees under such contracts. The structured transaction results in the continuous non-recourse true sale of the purchased eligible receivables.

The Company expects to use the proceeds from receivables sales under the Facility for general corporate purposes.

The description of the Facility contained herein is qualified in its entirety by the terms of the Purchase Agreement and the Performance Undertaking, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01  Financial Statement and Exhibits.

Exhibit Number	Description
10.1

Master Accounts Receivable Purchase Agreement, dated December 28, 2018, among CACI, International Inc, CACI, Inc. – Federal, certain subsidiaries from time to time party thereto, MUFG Bank, Ltd., as Administrative Agent, and certain purchasers from time to time party thereto.

10.2	Performance Undertaking, dated December 28, 2018, made by CACI International Inc in favor of MUFG Bank, Ltd., as Administrative Agent, for the benefit of the purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CACI International Inc

Date: January 4, 2019	By:	/s/ J. William Koegel, Jr.
J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Master Accounts Receivable Purchase Agreement, dated December 28, 2018, among CACI, International Inc, CACI, Inc. – Federal, certain subsidiaries from time to time party thereto, MUFG Bank, Ltd., as Administrative Agent, and certain purchasers from time to time party thereto.

10.2	Performance Undertaking, dated December 28, 2018, made by CACI International Inc in favor of MUFG Bank, Ltd., as Administrative Agent, for the benefit of the purchasers.